IVY FUND
                              Ivy China Region Fund
                            Ivy Emerging Growth Fund
                                 Ivy Growth Fund
                           Ivy Growth with Income Fund
                             Ivy International Fund

                Establishment and Designation of Additional Class
                        of Shares of Beneficial Interest,
                             No Par Value Per Share


         The undersigned, being at least a majority of the Trustees of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, acting pursuant to Article III of the Agreement and Declaration of Trust, dated December 21, 1993, as amended and restated December 10, 1992, (the "Declaration of Trust") of the Trust, having (a) redesignated the shares of beneficial interest of the Trust outstanding as of the closing of the reorganization between the Mackenzie Growth & Income Fund series of The Mackenzie Funds Inc. and the Ivy Growth with Income Fund series of the Trust and originally designated as shares of beneficial interest of "Ivy Growth with Income Fund" as shares of beneficial interest of "Ivy Growth with Income Fund--Class A"; (b) designated an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Growth with Income Fund--Class A"; (c) redesignated the shares of beneficial interest of the Trust outstanding as of October 23, 1993 and originally designated as shares of beneficial interest of "Ivy Emerging Growth Fund," "Ivy Growth Fund" and "Ivy International Fund" as shares of beneficial interest of "Ivy Emerging Growth Fund--Class A," "Ivy Growth Fund--Class A" and "Ivy International Fund--Class A," respectively; (d) designated an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Emerging Growth Fund--Class A," "Ivy Growth Fund--Class A" and "Ivy International Fund--Class A" (such shares in clauses (a) through (d) hereinafter referred to collectively as the "Class A Shares"); (e) divided the shares of beneficial interest of the Ivy Growth with Income Fund series of the Trust into an additional class, designated as "Ivy Growth with Income Fund--Class C"; (f) divided the shares of beneficial interest of the Trust into an additional series, designated as "Ivy China Region Fund;" and (g) designated an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy China Region Fund--Class A;" do hereby divide the shares of beneficial interest of each of the Ivy China Region Fund, Ivy Emerging Growth Fund, Ivy Growth Fund, Ivy Growth with Income Fund and Ivy International Fund series of the Trust (hereinafter referred to collectively as the "Ivy Equity Funds") into one additional class, no par value per share, to be designated as "Ivy China Region Fund--Class B," "Ivy Emerging Growth Fund--Class B," "Ivy Growth Fund--Class B," "Ivy Growth with Income Fund--Class B" and "Ivy International Fund--Class B" and designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy China Region Fund--Class B," "Ivy Emerging Growth Fund--Class B," "Ivy Growth Fund--Class B," "Ivy Growth with Income Fund--Class B" and "Ivy International Fund--Class B" (such shares hereinafter referred to collectively as the "Class B Shares"), having the following special and relative rights:

         The Class B Shares of each of the Ivy Equity Funds shall be subject to all provisions of the Declaration of Trust relating to shares of the Trust generally, and those set forth as follows:

         (a) The assets belonging to each Ivy Equity Fund's Class B Shares shall be invested in the same investment portfolio of the Trust as the assets belonging to that Ivy Equity Fund's other classes of shares (and such other class of shares of that Ivy Equity Fund as may be established and designated from time to time).

     (b) The dividends and distributions with respect to each Ivy Equity Fund's Class B Shares shall be in such amount as may be declared from time to time by the Trust's Board of Trustees, and such dividends and distributions may vary from dividends and distributions with respect to other classes of shares of that Ivy Equity Fund to reflect differing allocations of the expenses of the Trust among the holders of the classes of shares of that Ivy Equity Fund and to equalize the net asset value per share of its classes, to such extent and for such purposes as the Board of Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust between or among the classes of shares of each Ivy Equity Fund shall be determined in a manner that is consistent with the order dated March 30, 1993 (Investment Company Act of 1940 Release No. IC-19368) issued by the United States Securities and Exchange Commission in connection with the application for exemption filed by the Trust, The Mackenzie Funds Inc., Mackenzie Investment Management Inc. and Ivy Management Inc. (the "Order"), any amendment to such Order or any rule or interpretation under the 1940 Act that modifies, supersedes or relates to such Order.

         (c) The proceeds of the redemption of Class B Shares (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable upon such redemption pursuant to the terms of the issuance of such shares.

     (d)(1) Each Class B Share of an Ivy Equity Fund, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into and be reclassified as a Class A Share of that Ivy Equity Fund on the date that is the first business day following the last calendar day of the month in which the eighth anniversary date of the date of the issuance of such Class B Share falls (the "Conversion Date") on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge.

         (2) Each Class B Share of an Ivy Equity Fund purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares of that Ivy Equity Fund shall be segregated in a separate sub-account for that Ivy Equity Fund. Each time any Class B Shares in a shareholder's Ivy Equity Fund account (other than those in the sub-account) convert to Class A Shares of that Ivy Equity Fund, a pro rata portion of the Class B Shares then in the sub-account will also convert to Class A Shares. The portion will be determined by the ratio that the shareholder's Class B Shares converting to Class A Shares bears to the shareholder's total Class B Shares not acquired through the reinvestment of dividends and distributions.

         (3) The conversion of Class B Shares of an Ivy Equity Fund into Class A Shares of that Ivy Equity Fund may be suspended if (a) a ruling of the Internal Revenue Service (the "IRS") to the effect that the conversion of Class B Shares does not constitute a taxable event under Federal income tax law is revoked or (b) an opinion of counsel on such tax matter is withdrawn or (c) the Board of Trustees determines that continuing such conversions would have material, adverse tax consequences for that Ivy Equity Fund or its shareholders.

     (4) On the Conversion Date, the Class B Shares converted into Class A Shares shall cease to accrue dividends and shall no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of Class A Shares into which the Class B Shares have been converted and any declared but unpaid dividends to the Conversion Date) shall cease. Certificates representing Class A Shares of an Ivy Equity Fund resulting from the conversion of Class B Shares need not be issued until certificates representing the Class B Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.
         (e) The holders of the Class B Shares of each Ivy Equity Fund shall have (i) exclusive voting rights with respect to matters on which the holders of the Class B Shares shall be entitled to exclusive voting rights under applicable federal or state law and (ii) no voting rights with respect to matters on which the holders of another class of shares of that Ivy Equity Fund or the holders of another series or class of series of shares of the Trust shall be entitled to exclusive voting rights under applicable federal or state law.

         The undersigned, being a majority of the Trustees of the Trust, hereby determine that the foregoing shall be effective upon filing with the office of the Secretary of the Commonwealth of Massachusetts.



/S/ JOHN S. ANDEREGG, JR                    /S/ GLENN A. MILLER_________________
John S. Anderegg, Jr., as Trustee           Glenn A. Miller, as Trustee


/S/ PAUL H. BROYHILL____________________    ___________________________________
Paul H. Broyhill, as Trustee                Michael R. Peers, as Trustee


/S/ STANLEY CHANNICK____________________    /S/ JOSEPH G. ROSENTHAL_____________
Stanley Channick, as Trustee                Joseph G. Rosenthal, as Trustee


/S/ FRANK W. DEFRIECE, JR._______________   /S/ RICHARD N. SILVERMAN____________
Frank W. DeFriece, Jr., as Trustee          Richard N. Silverman, as Trustee


/S/ MICHAEL G. LANDRY__________________     /S/ JAMES B. SWAN___________________
Michael G. Landry, as Trustee               James B. Swan, as Trustee